EXHIBIT 32.1

CERTIFICATION
PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Roomlinx, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael S. Wasik, Chief Executive Officer and Interim Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: December 11, 2014

By: /s/  Michael S. Wasik
  Michael S. Wasik
  Chief Executive Officer
  (principal executive officer)

By: /s/  Michael S. Wasik
  Interim Chief Financial Officer
  (principal financial officer)